EXHIBIT 10.1

FOCUS ENHANCEMENTS, INC.
AMENDED 2004 STOCK INCENTIVE PLAN

1.             Purpose.  This Stock Incentive Plan, to be known as the 2004 Stock Incentive Plan (hereinafter, this “Plan”), is intended to promote the interests of Focus Enhancements, Inc. (hereinafter, the “Company”) by providing an inducement to obtain and retain the services of qualified persons to serve as employees of the Company or members of its Board of Directors (the “Board”).

2.             Available Shares.  The total number of shares of common stock, par value $0.01 per share, of the Company (the “common stock”) for which options or restricted stock may be granted under this Plan shall not exceed 5,952,000 shares, subject to adjustment in accordance with paragraph 2 of this Plan.  Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company.  If any options or restricted stock granted under this Plan are surrendered or forfeited before exercise or lapse without exercise, in whole or in part, the shares reserved therefore shall continue to be available under this Plan.

In the event of any change in the outstanding shares of common stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of security, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to awards theretofore granted under the Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to awards thereafter granted under the Plan; (iii) the number of shares of restricted stock that are outstanding; and (iv) the maximum number of shares or other securities with respect to which awards may thereafter be granted to any Participant in any Plan Year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of common stock available for distribution under the Plan as set forth in this Section 3. Such adjustments shall be conclusive and binding for all purposes of the Plan.

3.             Administration.  This Plan shall be administered by the by the Compensation Committee, which consists of two or more members of the Board, each of whom shall be both a “Non-Employee Director,” as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

4.                                       Grant of Options or Restricted Shares / Eligibility.  Subject to the availability of shares under this Plan, the Committee may make grants of options and/or restricted shares to employees of the Company and/or members of the Board under this Plan from time to time in accordance with the terms of the Plan.

5.                                       Stockholder Approval.  Anything in this Plan to the contrary notwithstanding, the effectiveness of this Plan and of the grant of all options or restricted stock hereunder is in all respect subject to this Plan and options or restricted stock granted under it shall be of no force and effect unless and until the approval of this Plan by the vote of the holders of a majority of the Company’s shares of common stock present in person or by proxy and entitled to vote at a meeting of stockholders at which this Plan is presented for approval.

6.                                       Options.  (a) Option Price.  The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted.  The option price will be subject to adjustment in accordance with the provisions of paragraph 2 of this Plan.  For purposes of establishing the exercise price and for all other valuation purposes under the Plan, the fair market value of a share of common stock on any relevant date will be the closing sales price of the common stock in the case where the common stock is traded on a national securities exchange, the NASDAQ Capital Market or NASDAQ National Market.  Alternatively, fair market value shall be determined by the average between the highest and lowest sales price quoted (on that date) by an established quotation service if the common stock is quoted on the over-the-counter bulletin board (the “OTCBB”).   If the common stock is not publicly traded on a national securities exchange, the Nasdaq Capital Market, Nasdaq National Market or OTCBB, “fair market value” shall be deemed to be the fair value of the common stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the common stock in private transactions negotiated at arm’s length.

(b)           Period of Option.  Unless sooner terminated in accordance with the provisions of paragraph 6(e) of this Plan, an option granted hereunder shall expire on the date set by the Board or the Committee in its discretion but in no case shall such expiration date exceed ten (10) years after the date of grant.

(c)           Vesting of Options and Non-Transferability of Options.  Options granted under this Plan shall not be exercisable until they become vested.  Options granted under this Plan shall vest in the optionee and thus become exercisable in accordance with the vesting schedule as determined by the Committee from time to time in a option grant letter, or upon the occurrence of a specified event or performance criteria (including certain performance criteria similar to that set forth in paragraph 7(b)(4)), provided, however, the optionee has continuously served as a member of the Board, as an employee of the Company, or in another advisory role to the Company.

The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan; provided however, any option granted under this Plan shall in no event be exercised unless and until this Plan has been approved by the Company’s stockholders, but upon such approval the vesting shall become effective as of the date of the grant.

(d)           Non-transferability.  Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee’s lifetime only by him or her.

(e)           Termination of Option Rights.

(1)           Except as otherwise specified in the agreement relating to an option, in the event an optionee ceases to be an employee of Company or a member of the Board, as the case may be, for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; except as set forth in paragraphs 6(b) and 6(c), any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board or an employee may be exercised, to the extent it is then vested by the optionee within ninety days after such event.

(2)           Notwithstanding the foregoing, in the event any optionee who is a member of the Board of Directors (i) ceases to be a member of the Board of Directors at the request of the Company, (ii) is removed without cause, or (iii) otherwise does not stand for nomination or re-election as a director of the Company at the request of the Company, then any portion of any Option granted to such optionee may be exercised, to the extent it is then vested by the optionee within one year after such event.

(3)           Notwithstanding anything to the contrary herein, in no event shall any option be exercised if the optionee is dismissed from employment or removed from the Board of Directors for any one of the following reasons:  (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or polices of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company; or (v) the conduct of any activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct is approved by a majority of the members of the Board of Directors).

(4)           In the event that an optionee ceases to be an employee of the Company or a member of the Board, as the case may be, by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee’s personal representative, heir or legatee, in the event of death) for a period of one year thereafter.

(f)            Exercise of Option.  Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Secretary of the Company by mail or in person addressed to FOCUS Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008, at its principal executive offices, or other such address as optionee may be informed from time to time, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.  Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the common stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determine in accordance with the provisions of paragraph 6 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise.  Notwithstanding the foregoing, the Committee shall have the authority, in their absolute discretion to settle options that are exercised by way of the “cashless exercise” method described in (c) of this paragraph 9 through an issuance of the “net shares,” where the term “net shares” is the number of shares that is equivalent in value to the fair market value of the underlying stock on the exercise date, as determined in accordance with the provisions of paragraph 5, less the exercise price.  The Company’s transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full.  The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

7.             Restricted Stock.  Restricted stock awards under the Plan shall consist of grants of shares of common stock of the Company subject to the terms and conditions hereinafter provided.

(a)           Grant of Awards.  The Committee shall (i) select the officers and key employees to whom restricted stock may from time to time be granted, (ii) determine the number of shares to be covered by each award granted, (iii) determine the issue price; (iv) determine the terms and conditions (not inconsistent with the Plan) of any award granted hereunder, and (v) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of awards under the Plan.  Restricted stock may be granted to Board members in lieu of Board fees.

(b)           Terms and Conditions of Awards.  Any restricted stock award granted under the Plan shall be evidenced by a Restricted Stock Agreement executed by the Company and the recipient, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe:

(1)           Number of Shares Subject to an Award:  The Restricted Stock Agreement shall specify the number of shares of common stock subject to the Award.

(2)           Restriction Period:  The period of restriction applicable to each Award shall be established by the Committee but may not be less than one year, unless the Committee determines otherwise.  The Restriction Period applicable to each Award shall commence on the Award Date.

(3)           Consideration:  With respect to employees of the Company, each recipient, as consideration for the grant of an award, shall remain in the continuous employ of the Company for at least one year from the date of the granting of such award, or as otherwise determined by the Committee, and any shares covered by such an award shall lapse if the recipient does not remain in the continuous employ of the Company for at least one year from the date of the granting of the award, except as otherwise determined by the Committee.

(4)           Restriction Criteria:  The Committee shall establish the criteria upon which the Restriction Period shall be based.  Restrictions shall be based upon either or both of (i) the continued employment of the recipient or (ii) the attainment by the Company of one or more of the following measures of operating performance:

a. Earnings

b. Revenue

c. Operating or net cash flows

d. Financial return ratios

e. Total Stockholder Return

f. Market share

The Committee shall establish the specific targets for the selected criteria and, in its judgment, can select additional measures of performance.  These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index.  These targets may be based upon the total Company, one or more business units of the Company or a defined business unit that the executive has responsibility for or influence over.  In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be removed from the Award or the extent to which a participant’s right to receive an Award should be lapsed in cases where the performance criteria have not been met and shall certify these determinations in writing.  The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate.

(c)           Terms and Conditions of Restrictions and Forfeitures.  The shares of common stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(1)           During the Restriction Period, the participant will not be permitted to sell, transfer, pledge or assign restricted stock awarded under this Plan.

(2)           Except as provided in Section 7(c)(1), or as the Committee may otherwise determine, the participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions provided that distributions in the form of stock shall be subject to the same restrictions as the underlying restricted stock.

(3)           In the event of a participant’s retirement, death or disability prior to the end of the Restriction Period for a participant who has satisfied the one year employment requirement of Section 7(b)(3) with respect to an award prior to retirement, death or disability, or as otherwise determined by the Committee, the participant, or the participant’s estate, shall be entitled to receive that proportion (to the nearest whole share) of the number of shares subject to the Award granted as the number of months of the Restriction Period which have elapsed since the Award date to the date at which the participant’s retirement, death or disability occurs, bears to the total number of months in the Restriction Period.  The participant’s right to receive any remaining shares shall be canceled and forfeited and the shares will be deemed to be reacquired by the Company.

(4)           In the event of a participant’s retirement, death, disability or in cases of special circumstances as determined by the Committee, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time based restrictions with respect to all or part of such participant’s restricted stock.

(5)           Upon termination of employment for any reason during the Restriction Period, subject to the provisions of paragraph (3) above or in the event that the participant fails promptly to pay or make satisfactory arrangements as to the withholding taxes as provided in the following paragraph, all shares still subject to restriction shall be forfeited by the participant and will be deemed to be reacquired by the Company.

(6)           A participant may, at any time prior to the expiration of the Restriction Period, waive all rights to receive all or some of the shares of a restricted stock Award by delivering to the Company a written notice of such waiver.

(7)           Notwithstanding the other provisions of this Section 7, the Committee may adopt rules that would permit a gift by a participant of restricted shares to members of the participant’s immediate family (spouse, parents, children, stepchildren, grandchildren or legal dependants) or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

(8)           Any attempt to dispose of restricted stock in a manner contrary to the restrictions shall be ineffective.

8.             Acceleration Upon Change in Control.  The Committee may, in its discretion, provide that unvested awards will accelerate upon the occurrence of a Change in Control.  The terms of such acceleration shall be specifically set out in an agreement upon the grant of an award or pursuant to an employment, severance or similar agreement.

“Change in Control” shall mean any of the following occurrences:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

9.             Legend on Certificates.  The certificates representing restricted shares or shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

10.           Representations of Optionee.  If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

11.           Agreement.  Each option or restricted stock award granted under the provisions of this Plan shall be evidenced by an agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the grantee to whom such award is granted.  The agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the committee and the officer executing it.

12.           Termination and Amendment of Plan.  Awards may no longer be granted under this Plan after May 27, 2014, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding.  The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that if stockholder approval of the Plan is required by law, the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which awards may be granted under this Plan (except by adjustment pursuant to Section 8), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

13.           Reorganization or Liquidation of the Company.  In the event of (a) the complete liquidation of the Company, (b) a merger, reorganization, or consolidation of the Company with any other corporation (other than a Subsidiary of the Company) in which the Company is not the surviving corporation, or (c) the sale of all or substantially all of the Company’s assets, any unvested restricted stock and unexercised options then outstanding shall be deemed canceled as of the effective date of such event unless the surviving corporation in any such merger, reorganization or consolidation or the acquiring corporation in any such sale elects to assume the unvested restricted stock and unexercised options under the Plan or to issue substitute unvested restricted stock and options in place thereof.  Notwithstanding anything in this Plan or any option agreement to the contrary, the Company shall not be deemed to have been liquidated by reason of the merger or consolidation of the Company with or into a Subsidiary of the Company in a transaction in which the Company is not the surviving corporation.  The Company shall give each optionee at least thirty (30) days prior written notice of the anticipated effective date of any such liquidation, merger, reorganization, consolidation or sale.  Notwithstanding anything in this Plan or in any Stock Option Agreement to the contrary, (i) all Option exercises effected during the 30-day period prior to the effective date of any such merger, reorganization , consolidation or sale, shall be deemed to be effective immediately prior to the closing of such liquidation, merger, reorganization, consolidation or sale and (ii), if the Company abandons or otherwise fails to close any such liquidation, merger, reorganization, consolidation or sale, then (a) all exercises during the foregoing 30-day period shall cease to be effective ab initio and (b) the outstanding options shall be exercisable as otherwise determined under the applicable option agreement and without consideration of this paragraph 12 or the corresponding provisions of any option agreement.

14.           Withholding of Income Taxes.  The Company shall make appropriate provisions for the payment of any Federal, state or local taxes or any other charges that may be required by law to be withheld by reason of a grant or the issuance of shares of common stock pursuant to the Plan.    At the election of the optionee or restricted stockholder, the withholding obligation may be satisfied: (a) through payment in United States dollars in cash or check, (b) through the optionee’s or restricted stockholder’s surrender of shares of common stock that the optionee or restricted stockholder had owned for more than six (6) months prior to the date of such transfer, (c) by authorizing a Company-approved third party to sell the shares (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay any tax withholding resulting from such exercise, and (d) through the Company’s retention of shares of common stock which would otherwise be issued as a result of the exercise of the option or the award of the restricted stock.  Notwithstanding the foregoing, in the case where optionee elects tax withholding alternative (c), the Committee shall have the authority, in their absolute discretion to satisfy the employer tax withholding holding through the Company’s retention of shares of common stock which would otherwise be issued as a result of the exercise of the option.

15.           Compliance with Regulations.  It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof.  If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

16.           Governing Law.  The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Approved by Board of Directors of the Company, as amended: October 22, 2007.